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                                                                 EXHIBIT (a)(4)

                                INFOSPACE, INC.
                        VOLUNTARY STOCK OPTION EXCHANGE
                             PROGRAM ELECTION FORM

___ I ACCEPT InfoSpace, Inc.'s offer to exchange all of my outstanding unexercised stock options with an exercise price of $10.00 or more per share (the "Eligible Options") for new options pursuant to the terms set forth in the Offer to Exchange dated January 15, 2002 from InfoSpace. I understand that all of my Eligible Options will be irrevocably cancelled on February 19, 2002. In exchange for the Eligible Options that I elect to tender, I will be granted (1) a new option to purchase one share of common stock for every ten shares of common stock underlying my Eligible Options (the "Exchange Option") and (2) if my exchange offer summary statement indicated that I was eligible to receive an additional option grant upon my participation in the Offer, a new option to purchase that number of shares indicated in my exchange offer summary statement (the "Compensatory Option").

___ I DECLINE InfoSpace, Inc.'s offer to exchange all of my Eligible Options for new options pursuant to the terms set forth in the Offer to Exchange dated January 15, 2002 from InfoSpace.

   I acknowledge receipt of the Offer to Exchange dated January 15, 2002, the memorandum from Naveen Jain dated January 15, 2002, my exchange offer summary statement no later than January 17, 2002, this Election Form and the Notice to Change Election From Accept to Reject (together, as they may be amended from time to time, constituting the "Offer"), offering eligible employees the opportunity to exchange certain outstanding (i.e., unexercised) stock options for an option or options to be granted on the date that is six months and one day following the cancellation of the exchanged options.

   Whether you have elected to accept or decline the Offer, please sign this Election Form. In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed it. You must also include a current work or home address and your identification number, such as your social security number or tax identification number. If you have elected to accept the Offer, please also indicate the number of unexercised shares underlying your Eligible Options.

   If you have elected to accept the Offer, by signing below, you certify that you have read Schedule A and the Instructions attached to this Election Form and that you agree to the terms and conditions stated in Schedule A and the Instructions to this Election Form.


____________________________________________ ______________________________________
Employee Signature                           Social Security Number/Tax File Number

____________________________________________ ______________________________________
Employee Name (Please Print)                 Date and Time

____________________________________________ ______________________________________
Number of Shares Underlying Eligible Options Home or Work Address

             RETURN TO STOCK ADMINISTRATION, ATTN: BRENT SATTERLEE
           NO LATER THAN 9:00 P.M. PACIFIC TIME ON FEBRUARY 15, 2002
               VIA FAX AT (425) 201-6185, MAIL OR HAND DELIVERY

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                        SCHEDULE A TO THE ELECTION FORM

   I understand and acknowledge that:

   (a) Tendering my Eligible Options by following the procedures described in the Offer and in the instructions to this Election Form will constitute my acceptance of the terms and conditions of the Offer. InfoSpace's acceptance for exchange of Eligible Options tendered in accordance with the Offer will constitute a binding agreement between InfoSpace and me upon the terms and conditions of the Offer.

   (b) Upon InfoSpace's acceptance of my Eligible Options for exchange, this Election Form will serve as an amendment to the option agreement(s) covering the Eligible Option(s) that I am tendering.

   (c) In exchange for the Eligible Options that I elect to tender, I will be granted (1) the Exchange Option and (2) if my exchange offer summary statement indicated that I was eligible to receive a Compensatory Option, the Compensatory Option. The Exchange Option and the Compensatory Option will each be individually referred to hereinafter as the "New Option."

   (d) The New Option will be subject to the terms of the Offer, the InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan and a new option agreement between InfoSpace and me, and all applicable laws and regulations.

   (e) For each Eligible Option I elect to tender, I lose my right to purchase all outstanding unexercised shares under that option after it is accepted and cancelled by InfoSpace.

   (f) The New Option will be granted on August 20, 2002 or, if the Offer is extended, on the first business day that is six months and one day after my tendered Eligible Options are accepted for exchange and cancelled. I understand that there is a possibility that the exercise price of my New Option could be higher than the exercise price of my Eligible Options.

   (g) I must be an eligible employee of InfoSpace or one of its U.S. subsidiaries and otherwise be eligible under the InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan on the date the New Option is granted in order to receive the New Option. I understand that I will have no rights with respect to my cancelled Eligible Options if my employment is terminated for any reason whatsoever before the grant of the New Option, which will occur no earlier than August 20, 2002.

   (h) The New Option that I will receive will be a nonstatutory stock option under U.S. federal tax law, even if my tendered Eligible Options qualify as incentive stock options. On the date that the New Option is granted to me, 25% of the shares of common stock subject to the New Option will be vested and the remaining 75% of the shares will vest in equal monthly installments beginning on the date that is one month after the date that the New Option is granted, subject to my continued active full-time employment through each such vesting date.

   (i) In order to participate in the Offer, I must tender all of the unexercised shares underlying all of my Eligible Options, and I am tendering all of the unexercised shares underlying all of my Eligible Options.

   (j) Under certain circumstances described in the Offer to Exchange, InfoSpace may terminate or amend and postpone its acceptance and cancellation of any Eligible Options tendered for exchange. In this event, I understand that the Eligible Options delivered with this Election Form but not accepted will be returned to me at my address indicated below.

   (k) InfoSpace has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.

   (l) Participation in the Offer will not be construed as a right to my continued employment with InfoSpace or any of its subsidiaries for any period, and my employment with InfoSpace or any of its subsidiaries can be terminated at any time by me or InfoSpace (or one of InfoSpace's subsidiaries, as applicable), with or without cause or notice, subject to the provisions of local law.

   (m) All authority in this Election Form will survive my death or incapacity, and all of my obligations in this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

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                                 INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

    1. Delivery of Election Form.

   A properly completed and executed original of this Election Form (or a faxed copy of it), and any other documents required by this Election Form, must be received by InfoSpace, Inc., Stock Administration, Attn: Brent Satterlee, 601 108/th/ Avenue NE, Suite 1200, Bellevue, Washington 98004 either via mail, hand delivery or fax (fax # (425) 201-6185) on or before 9:00 p.m. Pacific Time on February 15, 2002 (the "Expiration Date").

   The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by InfoSpace at the address or fax number listed above. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your Election Form within three business days prior to the expiration of the Offer; if you have not received such a confirmation of receipt, it is your responsibility to ensure that InfoSpace has received your Election Form.

    2. Withdrawals of Tendered Eligible Options.

   You may withdraw your tendered Eligible Options at any time before the Expiration Date. If InfoSpace extends the Offer beyond that time, you may withdraw your tendered Eligible Options at any time until the extended expiration of the Offer. In addition, although InfoSpace currently intends to accept your validly tendered Eligible Options promptly after the expiration of the Offer, if we do not accept your tendered Eligible Options before 9:00 p.m., Pacific Time, on March 14, 2002, you may withdraw your tendered Eligible Options at any time after such date. You may not withdraw a validly tendered Eligible Option that has been accepted by InfoSpace.

   To withdraw tendered Eligible Options you must deliver a signed and dated Notice to Change Election From Accept to Reject (or a faxed copy of the notice) with the required information to InfoSpace while you still have the right to withdraw the tendered Eligible Options. You may not rescind a withdrawal and you will be deemed not to have tendered any Eligible Options you have withdrawn unless you properly re-tender them before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form or Notice to Change Election From Accept to Reject will be disregarded and will be considered replaced in full by the new Election Form.

   InfoSpace will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you a confirmation of receipt of this Election Form, by signing this Election Form (or a facsimile of it), you waive any right to receive any notice of the receipt of the tender of your Eligible Options, except as provided for in the Offer to Exchange. Any confirmation of receipt sent to you will merely be a notification that we have received your Election Form and does not mean that your Eligible Options have been accepted or cancelled.

    3. Tenders.

   InfoSpace will not accept partial tenders of Eligible Options, and in order to participate in the Offer you must tender all of the Eligible Options that you hold. Therefore, you must tender all of the shares underlying all of your Eligible Options (as described in the Offer).

    4. Signatures on This Election Form.

   If this Election Form is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

   If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity for the holder of the tendered Eligible Options, that person should so indicate when signing, and proper evidence satisfactory to InfoSpace of the authority of that person so to act must be submitted with this Election Form.

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    5. Other Information on This Election Form.

   In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed it. You must also include a current work or home address, your identification number, such as your social security number or tax identification number, and the number of unexercised shares underlying your Eligible Options.

    6. Requests for Assistance or Additional Copies.

   Questions about the Offer or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form should be directed to Brent Satterlee at InfoSpace's principal address, telephone number
(425) 709-8008, or e-mail address eo@infospace.com.

    7. Irregularities.

   All questions as to the number of shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by InfoSpace in its sole discretion. InfoSpace's determinations shall be final and binding on all parties. InfoSpace reserves the right to reject any or all tenders of options InfoSpace determines not to be in proper form or the acceptance of which may, in the opinion of InfoSpace's counsel, be unlawful. InfoSpace also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and InfoSpace's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as InfoSpace shall determine. Neither InfoSpace nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

    8. Additional Documents to Read.

   You should be sure to read the Offer to Exchange, all documents referenced in the Offer to Exchange, your exchange offer summary statement which you received no later than January 17, 2002, and the memorandum from Naveen Jain dated January 15, 2002 before making any decisions regarding whether to participate in, or withdraw from, the Offer.

    9. Important Tax Information.

   You should refer to Section 17 of the Offer to Exchange, which contains important U.S. federal income tax information.

   10. Miscellaneous.

       A. Data Privacy. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, InfoSpace, Inc. or any of its affiliates for the exclusive purpose of implementing, administering and managing your participation in the Offer.

   You understand that InfoSpace, Inc. or any of its affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in InfoSpace, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or

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other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

       B. Acknowledgement and Waiver. By accepting this Offer, you acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause subject to the provisions of local law; (iii) if you receive the New Option, it will be granted to you in your status as an employee of your employer and, in the event that InfoSpace is not your employer, the New Option grant can in no event be understood or interpreted to mean that InfoSpace is your employer or that you have an employment relationship with InfoSpace; (iv) the Offer, the Eligible Options and the New Option are outside the scope of your employment contract, if any, and are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (v) the future value of the shares underlying any New Option granted to you is unknown and cannot be predicted with certainty; (vi) if the shares underlying any New Option granted to you do not increase in value, the New Option will have no value; and (vii) no claim or entitlement to compensation or damages arises from the termination of the Eligible Options or diminution in value of the New Option or shares purchased through the exercise of the New Option, and you irrevocably release InfoSpace and any of its subsidiaries and affiliates from any such claim that may arise.

   Important: The Election Form (or a faxed copy of it) together with all other required documents must be received by InfoSpace on or before the Expiration Date.